news release

GODADDY REPORTS CONTINUED STRONG GROWTH IN FIRST QUARTER
Q1 Revenue up 13% on Growing Customers and ARPU;
Operating Cash Flow up 20% and uFCF up 13%

SCOTTSDALE, Ariz., May 2, 2017 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported financial results for the first quarter ended March 31, 2017.
"GoDaddy delivered another very good quarter, with strong customer growth, revenue growth and great cash flow,” said GoDaddy CEO Blake Irving. “We are off to a strong start in 2017 with the delivery of GoCentral, our new mobile-optimized website builder, and the acquisition of Host Europe Group, which significantly expands our presence internationally. We continue to see tremendous opportunity for solid growth over the long-term, as we expand both our product offerings and the markets we serve."
First Quarter Financial Highlights

	Three Months Ended March 31,
	2017	2016	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$489.7	$433.7	12.9%
Net loss(1)	$(3.1)	$(18.3)	NM
Net cash provided by operating activities	$126.6	$105.3	20.2%
Non-GAAP Results
Unlevered Free Cash Flow(2)	$114.1	$100.6	13.4%
Operating Metrics
Total Bookings	$624.8	$557.8	12.0%
Total customers at period end	15,085	14,107	6.9%
ARPU	$130	$123	6.4%

(1)
Net loss for the three months ended March 31, 2017 includes acquisition-related expenses of $3.5 million, primarily related to our April 2017 acquisition of Host Europe Group (HEG), and includes $3.2 million of financing-related fees related to our recent debt modification. Net loss for the three months ended March 31, 2016 includes acquisition-related expenses of $0.4 million.

(2)	GoDaddy had one additional pay period in Q1 2017 versus Q1 2016, without which uFCF would have increased more than 25% in Q1 2017.

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•	Total revenue of $489.7 million, up 12.9% year over year, or 13.7% on a constant currency basis.

•	Total bookings of $624.8 million, up 12.0% year over year, or 12.7% on a constant currency basis.

•	Net cash provided by operating activities of $126.6 million, up 20.2% year over year.

•	Unlevered free cash flow of $114.1 million, up 13.4% year over year, or 25% if not for the additional pay period in Q1 2017 versus Q1 2016.

•
Customers were nearly 15.1 million at quarter end, up 6.9% year over year. Including HEG customers of over 1.7 million, GoDaddy had approximately 16.8 million customers at the beginning of the second quarter.

•	Average revenue per user (ARPU) of $130, up 6.4% year over year.

•	Domains revenue of $240.8 million, up 10.0% year over year.

•	Hosting and Presence revenue of $178.3 million, up 11.2% year over year.

•	Business Applications revenue of $70.6 million, up 29.8% year over year.

•	International revenue of $134.3 million, up 17.0% year over year, or 19.9% on a constant currency basis.

Business Highlights

•	GoDaddy completed the acquisition of HEG in April 2017, establishing a market leading position in Europe for small business cloud services.

•
GoDaddy launched GoCentral, a new service combining a mobile-optimized website builder with an integrated set of marketing and e-commerce tools to help anyone connect with the audience for their idea or business.

•	GoDaddy acquired Sucuri in April 2017, advancing digital security for small business owners with a suite of security tools designed to protect website owners from emerging online threats.

•
GoDaddy launched business hosting for fast-growing small businesses, including a simple cPanel giving customers with limited technical skills the ability to manage new and existing websites and their DNS in an easy-to-use control panel interface.

•	GoDaddy and The Onion launched a new campaign bringing 'The Internet' to life as a spokesperson for GoDaddy.

•	GoDaddy partnered with WP Elevation and OSTraining providing free WordPress education resources for WordPress users, developers and designers.

•	GoDaddy won multiple 2017 Stevie® Awards for exceptional customer service, marking its sixth consecutive year of wins at the Stevie® Awards.

•	GoDaddy launched GoCommunities, a social impact program empowering entrepreneurs in low-income areas with training, tools and peer networks to accelerate their ventures.

Balance Sheet
At March 31, 2017, total cash, cash equivalents and short-term investments were $670.6 million, total debt was $1,072.5 million and net debt was $401.9 million. GoDaddy closed the acquisition of HEG on April 3, 2107. Assuming the completion of the HEG acquisition as of March 31, 2017, GoDaddy's cash, cash equivalents and short-term investments would have been $765.2 million, total debt would have been $3,030.5 million and net debt would have been $2,265.3 million.

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Business Outlook
For the second quarter ending June 30, 2017, GoDaddy expects total revenue in the range of $548 to $553 million including HEG. For the full year ending December 31, 2017, GoDaddy raised its revenue expectations to a range of $2.195 to $2.225 billion, representing approximately 20% growth at the midpoint.
For the full year 2017, GoDaddy expects unlevered free cash flow in a range of $465 to $485 million, representing approximately 33% growth at the midpoint versus the approximately $357 million in unlevered free cash flow generated in 2016. Q2 2017 unlevered free cash flow will benefit from one less pay period versus Q2 2016 and the first contribution from HEG.
Assuming continued organic growth in 2018, along with one incremental quarter of contribution from HEG, and expected acquisition synergies, GoDaddy expects unlevered free cash flow of approximately $600 million next year.
GoDaddy will soon file an 8-K presenting HEG's historical financial results and pro forma financial statements reflecting the combination of GoDaddy and HEG for the full year 2016. HEG's historical results were reported under International Financial Reporting Standards (IFRS) and included PlusServer, which the company intends to divest. The pro forma financial statements will reflect adjustments for purchase accounting, conversion to U.S. GAAP, changes to the capital structure and the expected divestiture of the PlusServer business. Pro forma financial statements will be presented as if the acquisition took place on January 1, 2016 so they will not be directly comparable to future GAAP results.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss first quarter 2017 results at 5:00 p.m. Eastern Time on May 2, 2017. To hear the call, dial (877) 201-0168 in the United States or (647) 788-4901 from international locations, with passcode 99511750. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based

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on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments, customer growth, addressable market size or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans; any statements regarding integration of recent or planned acquisitions, any statements regarding our future financial results; statements concerning GoDaddy’s ability to integrate its acquisition of HEG, and the projected impact of the acquisition on GoDaddy’s business and results of operations; statements regarding GoDaddy’s proposed divestiture of HEG’s PlusServer business and GoDaddy's ability to repay its indebtedness; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; our ability to integrate and execute on our plans for HEG and HEG’s PlusServer business; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including the risks described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 which is available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. Risks related to HEG also include retention of customers and employees and GoDaddy’s ability to integrate HEG into GoDaddy and divest the PlusServer business. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this press release includes Total Bookings and ARPU, as operating metrics, and financial measures defined as "non-GAAP financial measures" by the SEC, including Unlevered Free Cash Flow and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting.

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We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discounts and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With nearly 17 million customers worldwide and over 71 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue:
Domains	$240.8	$218.9
Hosting and presence	178.3	160.4
Business applications	70.6	54.4
Total revenue	489.7	433.7
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	176.8	154.4
Technology and development	80.2	71.7
Marketing and advertising	67.4	57.5
Customer care	67.0	61.7
General and administrative(2)	61.0	48.2
Depreciation and amortization	31.6	38.9
Total costs and operating expenses	484.0	432.4
Operating income	5.7	1.3
Interest expense	(12.8)	(14.3)
Tax receivable agreements liability adjustment	5.0	(4.6)
Loss on debt extinguishment	(1.7)	—
Other income (expense), net	1.7	0.7
Loss before income taxes	(2.1)	(16.9)
Provision for income taxes	(1.0)	(1.4)
Net loss	(3.1)	(18.3)
Less: net loss attributable to non-controlling interests	(3.7)	(7.8)
Net income (loss) attributable to GoDaddy Inc.	$0.6	$(10.5)
Net income (loss) per share of Class A common stock:
Basic	$0.01	$(0.15)
Diluted	$0.01	$(0.15)
Weighted-average shares of Class A common stock outstanding:
Basic	89,600	67,834
Diluted	100,242	67,834
___________________________ (1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$8.4	$5.5
Marketing and advertising	1.7	1.9
Customer care	0.4	0.8
General and administrative	5.9	3.8

(2)
General and administrative expenses for the three months ended March 31, 2017 includes acquisition-related expenses of $3.5 million, primarily related to our acquisition of HEG, and $3.2 million of financing-related fees related to our recent debt modification. General and administrative expenses for the three months ended March 31, 2016 includes acquisition-related expenses of $0.4 million.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$658.2	$566.1
Short-term investments	12.4	6.6
Accounts and other receivables	8.4	8.0
Registry deposits	18.7	20.6
Prepaid domain name registry fees	323.3	307.0
Prepaid expenses and other current assets	25.2	24.5
Total current assets	1,046.2	932.8
Property and equipment, net	228.1	231.0
Prepaid domain name registry fees, net of current portion	178.6	172.1
Goodwill	1,718.4	1,718.4
Intangible assets, net	701.1	716.5
Other assets	12.1	11.1
Deferred tax assets	5.4	5.0
Total assets	$3,889.9	$3,786.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$70.0	$61.7
Accrued expenses and other current liabilities	132.2	143.0
Payable to related parties for tax distributions	3.0	10.0
Deferred revenue	1,111.8	1,043.5
Long-term debt	6.0	4.0
Total current liabilities	1,323.0	1,262.2
Deferred revenue, net of current portion	559.1	532.7
Long-term debt, net of current portion	1,031.4	1,035.7
Payable to related parties pursuant to tax receivable agreements	197.6	202.6
Other long-term liabilities	39.4	39.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Class B common stock, $0.001 par value	0.1	0.1
Additional paid-in capital	645.8	608.3
Accumulated deficit	(48.1)	(48.7)
Accumulated other comprehensive income	0.7	2.7
Total stockholders' equity attributable to GoDaddy Inc.	598.6	562.5
Non-controlling interests	140.8	151.7
Total stockholders' equity	739.4	714.2
Total liabilities and stockholders' equity	$3,889.9	$3,786.9

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(3.1)	$(18.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31.6	38.9
Equity-based compensation	16.4	12.0
Other	2.7	8.3
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	1.9	(6.7)
Prepaid domain name registry fees	(22.8)	(19.6)
Deferred revenue	94.7	82.3
Other operating assets and liabilities	5.2	8.4
Net cash provided by operating activities	126.6	105.3
Investing activities
Purchases of short-term investments	(6.4)	(3.9)
Maturities of short-term investments	0.6	—
Business acquisitions, net of cash acquired	(4.0)	—
Purchases of property and equipment, excluding improvements	(18.7)	(11.9)
Purchases of leasehold and building improvements	(1.1)	(0.1)
Net cash used in investing activities	(29.6)	(15.9)
Financing activities
Proceeds received from:
Stock option exercises	13.9	6.4
Payments made for:
Distributions to holders of LLC Units	(7.0)	(5.1)
Repayment of term loan	—	(2.8)
Financing-related costs	(9.1)	—
Capital leases and other financing obligations	(2.7)	(4.2)
Net cash used in financing activities	(4.9)	(5.7)
Net increase in cash and cash equivalents	92.1	83.7
Cash and cash equivalents, beginning of period	566.1	348.0
Cash and cash equivalents, end of period	$658.2	$431.7

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended March 31,
	2017	2016

	(in millions)
Total Bookings:
Total revenue	$489.7	$433.7
Change in deferred revenue	93.7	83.3
Net refunds	39.9	38.4
Other	1.5	2.4
Total bookings	$624.8	$557.8

	Three Months Ended March 31,
	2017	2016

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$126.6	$105.3
Cash paid for interest	8.8	11.6
Cash paid for acquisition and sponsor-related costs	5.5	0.3
Capital expenditures	(19.8)	(12.0)
Cash paid for tax-related distributions	(7.0)	(4.6)
Unlevered free cash flow	$114.1	$100.6

	March 31, 2017
	Actual	Proforma(1)

	(in millions)
Net Debt:
Current portion of long-term debt	$6.0	$541.8
Long-term debt	1,031.4	2,431.5
Unamortized original issue discount on long-term debt	33.0	36.1
Unamortized debt issuance costs	2.1	21.1
Total debt	1,072.5	3,030.5
Less: Cash and cash equivalents	(658.2)	(752.8)
Less: Short-term investments	(12.4)	(12.4)
Net debt	$401.9	$2,265.3

(1)	Assumes the impact of the incremental indebtedness GoDaddy incurred to finance the purchase of HEG and the cash acquired, as if the acquisition occurred on March 31, 2017.

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Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	March 31, 2017	March 31, 2016

	(in thousands)
Shares Outstanding:
Class A common stock	90,633	68,363
Class B common stock	78,410	89,807
Total common stock outstanding	169,043	158,170
Effect of dilutive securities(1)	10,642	16,382
	179,685	174,552

(1) In periods in which we have a net loss, the impact of potentially dilutive securities is excluded from the calculation of earnings per share because the effect would be antidilutive.
CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2017 GoDaddy Inc. All Rights Reserved.

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